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                                                                    Exhibit 10.1

                          FIFTH AMENDMENT TO AGREEMENT

            THIS AMENDMENT TO AGREEMENT, dated this 5th day of May, 2003, between UNITED FEATURE SYNDICATE, INC., d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 ("UM"), as exclusive worldwide licensing representative of PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2170 Point Boulevard, Suite 200, Elgin, Illinois 60123 ("Licensor"), and ENESCO GROUP, INC., a Massachusetts corporation with its principal office at 225 Windsor Drive, Itasca, Illinois 60143 ("Licensee"), is to evidence:

            WHEREAS, pursuant to an agreement dated July 1, 1993, Licensor granted Enesco Corporation, an Ohio corporation ("Enesco Ohio"), certain rights with respect to the PRECIOUS MOMENTS property; and

            WHEREAS, said agreement was amended by amendments dated December 29, 1997, and January 22, 1999 (said agreement, as amended, being hereinafter referred to as the "Agreement"); and

            WHEREAS, Enesco Ohio assigned the Agreement to Licensee effective January 21, 2000; and

            WHEREAS, since the Agreement was signed UM has become exclusive worldwide licensing representative of Licensor; and

            WHEREAS, the Agreement was further amended by amendments dated July 30, 2001, and December 19, 2002; and

            WHEREAS, the parties wish to amend the Agreement further in certain respects;

            NOW, THEREFORE, the Agreement is amended as follows:

            1. Exhibits B-1 and B-2 are deleted and new Exhibits B-1 and B-2, attached hereto and made a part hereof, substituted therefor.

            2. The following new paragraph 35 is added:

            "35. Extension of Cosmetic Product Side Letter. The October 22, 2002, side letter relating to this Agreement and dealing with Licensee's marketing of COSMETIC PRODUCTS to the toy department of Walgreen's (the `Cosmetic Products Side Letter') is hereby extended through January 31, 2004. The first date in paragraph 3 of the Cosmetic Products Side Letter is hereby changed from June 6, 2003, to February 6, 2004, and the second date in paragraph 3 of the Cosmetic Products Side Letter is hereby changed from June 30, 2003, to January 31, 2004. Except as expressly modified by this paragraph 35, all terms and conditions of the Cosmetic Products Side Letter shall remain in full force and effect."

            3. The following new paragraph 36 is added:

            "36. Sales to Sam's Club; Possible Extension of Channels of Distribution to Include Sam's Club and/or Wholesale Clubs.

            "(a) Sam's Club Test Market. Notwithstanding the channels of distribution specified elsewhere in this Agreement, Licensee shall have the right to market selected Licensed Products to Sam's Club on a test market basis. Licensee shall not market any Licensed Product manufactured of porcelain bisque to Sam's Club as part of said test market unless such Licensed Product has been on the market for at least two years prior to Licensee's delivery of such Licensed Product to Sam's Club.
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            "(b) Percentage Royalties; Possible Extension of Licensee's Channels
      of Distribution. Notwithstanding the provisions of subparagraph 4(a) of this Agreement, the percentage royalty payable by Licensee with respect to the Licensed Products sold to Sam's Club shall be 12% of the Net Wholesale Sales Price or FOB Sales Price, as applicable. Royalties payable by Licensee on sales of the Licensed Products to Sam's Club shall be credited against the Guaranteed Minimum Royalties payable by Licensee under this Agreement; however, Licensee acknowledges that if it wishes to go forward with the sale of the Licensed Products to Sam's Club and/or other warehouse clubs following the expiration of the authorization contained in this paragraph 36, it shall so notify UM and PMI in writing on or before December 31, 2003. If UM and PMI decide, in their sole discretion, that they are interested in adding Sam's Club and/or other warehouse clubs to Licensee's channels of distribution under this Agreement, the parties shall negotiate in good faith with respect to the terms and conditions of a possible amendment to this Agreement or a separate license agreement to cover Licensee's distribution of the Licensed Products to Sam's Club and/or other warehouse clubs after December 31, 2003, which terms and conditions may include, but will not be limited to, the term of Licensee's rights with respect to sales via said channel, a separate guarantee with respect to Licensee's sales via said channel, a separate marketing plan with respect to Licensee's sales via said channel, and such other terms and conditions as the parties deem necessary.

            "(c) Test Market Period. The test market period authorized by this paragraph 36 shall commence on the date of execution of the fifth amendment to this Agreement and remain in effect through December 31, 2003. Whether or not the Sam's Club and/or warehouse club channel of distribution will be added to Licensee's channels of distribution under this Agreement or made the subject of a separate license agreement after that date shall be in UM/PMI's sole discretion and contingent on the parties' negotiating and executing an amendment with respect to the addition of said channel of distribution under this Agreement or a separate license agreement with respect to said channel of distribution, as contemplated by subparagraph 36(b).

            "(d) UM and PMI Approval Necessary for Future Presentations to Retailers. Licensee agrees that it will not make any future presentation to any retailer with respect to a channel of distribution it does not possess under this Agreement without first obtaining the prior written approval of UM and PMI."

            4. Except as expressly modified by this amendment, all terms and conditions of the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this fifth amendment to agreement as of the date set forth above.

                                    UNITED FEATURE SYNDICATE, INC.,
                                    d.b.a. UNITED MEDIA, as exclusive
                                    worldwide licensing representative
                                    of PRECIOUS MOMENTS,
                                    INCORPORATED


                                    By /s/ Joshua Kislevitz
                                       -----------------------------------------
                                       Joshua Kislevitz                   Title
                                       Senior Vice President


                                    ENESCO GROUP, INC.


                                    By /s/ Daniel DalleMolle
                                       -----------------------------------------
                                       Daniel DalleMolle                 Title
                                       President and CEO